Exhibit 99.1

Press Release

October 29, 2020

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES THIRD QUARTER 2020 NET INCOME, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported that third quarter 2020 net income was $8.1 million, or $0.49 per diluted common share, compared to third quarter 2019 net income of $7.5 million, or $0.46 per diluted common share. For the first nine months of 2020, net income was $24.2 million, or $1.46 per diluted common share, compared to $21.1 million, or $1.28 per diluted common share, for the first nine months of 2019. On October 28, 2020, the Company’s Board of Directors declared a regular quarterly dividend of $0.21 per common share, the same amount as in the previous six quarters. The dividend is payable on November 25, 2020, to stockholders of record on November 11, 2020.

“We are pleased with our strong financial performance in 2020,” commented Dave Nelson, President and Chief Executive Officer of the Company. “The challenges of 2020 and COVID-19 have amplified the Company’s attention to monitoring the ongoing credit quality of the loan portfolio. Credit quality related to certain industry segments in our commercial real estate loan portfolio is being monitored closely as the economic recovery in those industries remains slow and uncertain. In spite of economic stress, we are encouraged by our customers’ abilities to resume contractual payments at the end of most payment deferral accommodation periods related to COVID-19. We believe our history of strong capital, earnings and credit quality and the strength of our customer relationships put us in a position to successfully navigate the ongoing challenges related to COVID-19.”

In 2019, the Company implemented a growth strategy in three new Minnesota markets. As a result of that strategy and continued business development efforts in its existing markets, the Company’s average loan balances for the first nine months of 2020 have increased $208.1 million compared to the same period of 2019, excluding Paycheck Protection Program loans. Dave Nelson commented, “Because of the success of our business development efforts in Minnesota, we have purchased land in Sartell, Minnesota, a suburb of St. Cloud, and plan to begin construction on a permanent full service office to serve all of the St. Cloud metropolitan area. We are excited to continue building the West Bank brand in Minnesota.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of its financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, October 30, 2020. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until November 13, 2020, by dialing 877-344-7529. The replay passcode is 10137424.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the Coronavirus Disease 2019 (COVID-19) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	September 30, 2020	September 30, 2019
Assets
Cash and due from banks	$49,445	$62,119
Federal funds sold	16,398	67,168
Investment securities available for sale, at fair value	374,387	410,371
Federal Home Loan Bank stock, at cost	11,905	11,685
Loans	2,247,425	1,836,730
Allowance for loan losses	(25,403)	(17,042)
Loans, net	2,222,022	1,819,688
Premises and equipment, net	28,099	30,057
Bank-owned life insurance	42,520	34,731
Other assets	31,107	21,417
Total assets	$2,775,883	$2,457,236

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$619,346	$395,925
Interest-bearing:
Demand	363,430	322,487
Savings	1,130,582	1,015,443
Time of $250 or more	54,241	71,669
Other time	129,181	219,283
Total deposits	2,296,780	2,024,807
Federal funds purchased	2,350	3,535
Other borrowings	217,661	197,387
Other liabilities	43,772	27,370
Stockholders’ equity	215,320	204,137
Total liabilities and stockholders’ equity	$2,775,883	$2,457,236

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
CONSOLIDATED STATEMENTS OF INCOME	2020	2019	2020	2019
Interest income
Loans, including fees	$22,489	$22,203	$67,132	$63,699
Investment securities	2,106	2,798	7,099	9,080
Other	15	611	256	819
Total interest income	24,610	25,612	74,487	73,598
Interest expense
Deposits	1,946	6,771	9,343	19,405
Federal funds purchased	2	17	21	219
Other borrowings	1,530	1,708	4,780	4,931
Total interest expense	3,478	8,496	14,144	24,555
Net interest income	21,132	17,116	60,343	49,043
Provision for loan losses	4,000	300	8,000	300
Net interest income after provision for loan losses	17,132	16,816	52,343	48,743
Noninterest income
Service charges on deposit accounts	609	630	1,743	1,841
Debit card usage fees	432	426	1,205	1,235
Trust services	553	572	1,477	1,536
Increase in cash value of bank-owned life insurance	133	168	427	482
Loan swap fees	983	—	1,572	—
Realized investment securities gains (losses), net	156	1	81	(64)
Other income	337	361	993	1,246
Total noninterest income	3,203	2,158	7,498	6,276
Noninterest expense
Salaries and employee benefits	5,412	5,440	16,014	16,324
Occupancy	1,383	1,379	4,092	3,956
Data processing	614	695	1,882	2,091
FDIC insurance	351	—	880	404
Other expenses	2,299	2,022	6,271	6,055
Total noninterest expense	10,059	9,536	29,139	28,830
Income before income taxes	10,276	9,438	30,702	26,189
Income taxes	2,176	1,912	6,544	5,106
Net income	$8,100	$7,526	$24,158	$21,083

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands, except per share data)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2020
3rd Quarter	$0.49	$0.49	$0.21	$17.99	$15.50
2nd Quarter	0.48	0.48	0.21	20.67	14.50
1st Quarter	0.49	0.49	0.21	25.68	13.74

2019
4th Quarter	$0.46	$0.46	$0.21	$25.93	$21.01
3rd Quarter	0.46	0.46	0.21	22.47	19.63
2nd Quarter	0.41	0.41	0.21	22.32	20.14
1st Quarter	0.42	0.42	0.20	23.74	19.02
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended September 30,		Nine Months Ended September 30,
SELECTED FINANCIAL MEASURES	2020	2019	2020	2019
Return on average assets	1.16%	1.22%	1.21%	1.20%
Return on average equity	15.20%	14.76%	15.47%	14.25%
Net interest margin (2)	3.21%	2.94%	3.19%	2.95%
Efficiency ratio (1)(2)	41.35%	49.03%	42.68%	51.74%

			As of September 30,
			2020	2019
Texas ratio(1)			7.38%	0.24%
Allowance for loan losses ratio			1.13%	0.93%
Allowance for loan losses ratio, excluding PPP loans (2)(3)			1.26%	0.93%
Tangible common equity ratio			7.76%	8.31%
(1) A lower ratio is more desirable
(2) Non-GAAP financial measures - see reconciliation below
(3) Paycheck Protection Program (PPP)

Definitions of ratios:
•Return on average assets - annualized net income divided by average assets.
•Return on average equity - annualized net income divided by average stockholders’ equity.
•Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.
•Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
•Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.
•Allowance for loan losses ratio - allowance for loan losses divided by total loans.
•Allowance for loan losses ratio, excluding PPP loans - allowance for loan losses divided by total loans minus $224,489 of PPP loans.
•Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, efficiency ratio on an adjusted and FTE basis, loans, net of PPP loans and allowance for loan losses ratio, excluding PPP loans to their most directly comparable measures under GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of net interest income and net interest margin on an FTE basis to GAAP:
Net interest income (GAAP)	$21,132	$17,116	$60,343	$49,043
Tax-equivalent adjustment (1)	144	178	516	650
Net interest income on an FTE basis (non-GAAP)	21,276	17,294	60,859	49,693
Average interest-earning assets	2,639,532	2,334,365	2,544,429	2,249,520
Net interest margin on an FTE basis (non-GAAP)	3.21%	2.94%	3.19%	2.95%

Reconciliation of efficiency ratio on an FTE basis to GAAP:
Net interest income on an FTE basis (non-GAAP)	$21,276	$17,294	$60,859	$49,693
Noninterest income	3,203	2,158	7,498	6,276
Adjustment for realized investment securities (gains) losses, net	(156)	(1)	(81)	64
Adjustment for (gain) loss on sale of fixed assets	1	—	3	(307)
Adjusted income	24,324	19,451	68,279	55,726
Noninterest expense	10,059	9,536	29,139	28,830
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	41.35%	49.03%	42.68%	51.74%

			As of September 30,
			2020	2019
Reconciliation of allowance for loan losses ratio, excluding PPP loans:
Loans outstanding (GAAP)			$2,247,425	$1,836,730
Less: PPP loans			(224,489)	—
Loans, net of PPP loans (non-GAAP)			2,022,936	1,836,730
Allowance for loan losses			25,403	17,042
Allowance for loan losses ratio, excluding PPP loans (non-GAAP)			1.26%	0.93%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry.